As filed with the Securities and Exchange Commission on May 2, 1995

            Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                       SOTHEBY'S HOLDINGS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                       SOTHEBY'S HOLDINGS, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
    Class A and Class B Common Stock
- --------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
    Class A shares outstanding 37,039,174  Class B shares outstanding 18,804,017
- --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

- --------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------

(3) Filing Party:

- --------------------------------------------------------------------------------

(4) Date Filed:

- --------------------------------------------------------------------------------

- --------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                            SOTHEBY'S HOLDINGS, INC.
                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                            TO BE HELD JUNE 15, 1995

To the Shareholders of
  SOTHEBY'S HOLDINGS, INC.

    The Annual Meeting of Shareholders of SOTHEBY'S HOLDINGS, INC. (the "Company") will be held on Thursday, June 15, 1995, at Sotheby's, 34-35 New Bond Street, London, England, at 10 o'clock in the forenoon, local time, for the following purposes:

        1. To elect ten (10) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

        2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1995; and

        3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on April 28, 1995 as the record date for determining the shareholders that are entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof (the "Meeting").

                                            By Order of the Board of Directors



                                            A. ALFRED TAUBMAN, Chairman
Bloomfield Hills, Michigan
May 9, 1995




    SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                            SOTHEBY'S HOLDINGS, INC.
                             500 N. WOODWARD AVENUE
                                   SUITE 100
                        BLOOMFIELD HILLS, MICHIGAN 48303
                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 15, 1995

    This Proxy Statement is furnished in connection with the solicitation of Proxies by and on behalf of the Board of Directors of Sotheby's Holdings, Inc. (the "Company"), for use at the annual meeting of shareholders and at any adjournment or adjournments thereof (the "Meeting") to be held, for the purposes set forth in the accompanying Notice of Annual Meeting, on Thursday, June 15, 1995, at Sotheby's, 34-35 New Bond Street, London, England ("Sotheby's U.K."), at 10 o'clock in the forenoon, local time. The Company expects to mail this Proxy Statement on or about May 9, 1995.

    Valid Proxies will be voted as specified thereon at the Meeting. Any shareholder giving a Proxy in the accompanying form retains the power to revoke the Proxy at any time prior to its exercise. Any person giving a proxy may revoke it by written notice to the Company at any time prior to its exercise. In addition, attendance at the Meeting will not constitute a revocation of a Proxy unless the shareholder affirmatively indicates at the Meeting that such shareholder intends to vote the shares in person.

                                 ANNUAL REPORT

    The Annual Report of the Company for the year ended December 31, 1994, including financial statements audited by Deloitte & Touche LLP, independent auditors, and their report thereon dated February 28, 1995, is being mailed with this Proxy Statement to each of the Company's shareholders of record at the close of business on April 28, 1995. IN ADDITION, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE SENT TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO INVESTOR RELATIONS, C/O SOTHEBY'S, INC., 1334 YORK AVENUE, NEW YORK, NEW YORK 10021.

                               VOTING SECURITIES

    The holders of record of shares of Class A Limited Voting Common Stock, par value $0.10 per share (the "Class A Common Stock"), or shares of Class B Common Stock, par value $0.10 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), of the Company at the close of business on April 28, 1995 are entitled to vote at the Meeting. On that date, there were outstanding and entitled to vote 37,039,174 shares of Class A Common Stock, entitled to one vote per share, and 18,804,017 shares of Class B Common Stock, entitled to ten votes per share. At the Meeting, the holders of Class A Common Stock, voting as a class, will elect three directors, and the holders of Class B Common Stock, voting as a class, will elect the remaining seven directors.

    With respect to all matters that may properly come before the Meeting (other than the election of directors), holders of Common Stock will vote as a single class.

    Unless contrary instructions are indicated on the Proxy, all shares of Common Stock represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for directors named in the Proxy and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors. The disposition of all business that may properly come before the Meeting, other than the election of directors, requires the affirmative vote of a majority in voting power of the votes cast at the Meeting. The shares of Common Stock represented by a valid proxy which abstains with respect to any matter will be counted in determining the number of votes cast with respect to that matter but will not be counted as an affirmative vote in determining whether the affirmative vote of a majority of the shares was cast in favor of that matter. Accordingly, shares voted to abstain with respect to a matter may affect the determination of whether such a matter is approved.

    A broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. Thus a proxy submitted by a broker may indicate that all or a portion of the shares represented by such proxy are not being voted by such broker with respect to a particular matter. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter will not be considered non-voted shares.) Accordingly, non-voted shares with respect to such matters will not affect the determination of whether such matter is approved.

    The Company knows of no business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the Proxy to vote in accordance with their judgment on such matters.

                             ELECTION OF DIRECTORS

    Ten directors are to be elected at the Meeting to serve until the next annual meeting and until their respective successors have been elected and qualified. All of the nominees, with the exception of Mr. de Pury, are now members of the Board of Directors. Directors are elected by a plurality of the votes cast at the Meeting.

    The shares of Class A Common Stock represented by the enclosed Proxy, if given and unless otherwise specified, will be voted by the persons named as Proxies for the election of the following individuals nominated by the Board of
Directors:

                                                                 YEAR FIRST
                             NAME                           ELECTED A DIRECTOR
- ----------------------------------------------------------   ------------------
A. Alfred Taubman.........................................          1983
Max M. Fisher.............................................          1983
Walter J. P. Curley.......................................          1993

    The shares of Class B Common Stock represented by the enclosed Proxy, if given and unless otherwise specified, will be voted by the persons named as Proxies for the election of the following individuals nominated by the Board of
Directors:

                                                                 YEAR FIRST
                             NAME                            ELECTED A DIRECTOR
- ----------------------------------------------------------   ------------------
Lord Camoys...............................................          1993
Diana D. Brooks...........................................          1992
Viscount Blakenham........................................          1987
The Rt. Hon. The Earl of Gowrie...........................          1985
The Marquess of Hartington................................          1994
Simon de Pury.............................................          1995
R. Julian de la M. Thompson...............................          1983

    It is not contemplated that any of the nominees will be unable or unwilling to serve; however, if any nominee is unable or unwilling to serve, it is intended that the shares represented by the Proxy, if given and unless otherwise specified therein, will be voted for a substitute nominee or nominees designated by the Board of Directors. Additional information regarding the nominees is contained under the caption "MANAGEMENT."

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 28, 1995 by its directors, named executive officers and 5% shareholders. The Company has relied upon information supplied by its officers, directors and certain shareholders and upon information contained in filings with the Securities and Exchange Commission. Each share of Class B Common Stock is freely convertible into one share of Class A Common Stock. Accordingly, under the applicable rules of the Securities and Exchange Act of 1934, holders of Class B Common Stock are deemed to own an equal number of shares of Class A Common Stock. For purposes of the calculation of the percentage of each class that each named officer, director and 5% shareholder beneficially owns, the number of shares of such class deemed to be outstanding is the sum of all outstanding shares of such class plus the number of shares that such beneficial owner has, or is deemed to have, the right to acquire by the exercise of options and/or conversion.

                 CLASS A AND CLASS B COMMON STOCK OWNERSHIP OF
               DIRECTORS, EXECUTIVE OFFICERS AND 5% SHAREHOLDERS

                                             CLASS A COMMON STOCK          CLASS B COMMON STOCK
                                           ------------------------      ------------------------
          DIRECTORS, EXECUTIVE               NUMBER        PERCENT         NUMBER        PERCENT
      OFFICERS AND 5% SHAREHOLDERS         OF SHARES       OF CLASS      OF SHARES       OF CLASS
- -----------------------------------------  ----------      --------      ----------      --------
A. Alfred Taubman........................  13,199,616(1)     26.3%       13,199,516(2)     70.2%
200 E. Long Lake Road
Bloomfield Hills, MI 48304
Max M. Fisher............................   2,566,545(3)      6.5%        2,509,545(4)     13.3%
2700 Fisher Building
Detroit, MI 48202
Lord Camoys..............................       3,500           *
Diana D. Brooks..........................     328,000(5)        *           328,000(6)      1.7%
Michael L. Ainslie.......................     700,200(7)      1.9%          700,000(8)      3.7%
Viscount Blakenham.......................           0           *                 0           *
Kevin A. Bousquette......................      69,000(9)        *            60,000(10)       *
Ambassador Walter J.P. Curley............           0           *                 0           *
The Earl of Gowrie.......................      28,000(11)       *            28,000(12)       *
The Marquess of Hartington...............           0           *                 0           *
Simon de Pury............................      92,867(13)       *            77,867(14)       *
William Ruprecht.........................      49,600(15)       *            49,600(16)       *
R. Julian de la M. Thompson..............      99,500(17)       *            99,500(18)       *
Leslie H. Wexner.........................     540,216(19)     1.4%          393,316         2.1%
Henry Wyndham............................           0           *                 0           *
Fidelity Management & Research Co........   4,700,900        12.7%
82 Devonshire Street
Boston, MA 02109
GeoCapital Corporation...................   2,603,125(20)     7.0%
767 Fifth Avenue
New York, NY 10153
State of Wisconsin Investment Board......   3,521,700         9.5%
P.O. Box 7842
Madison, WI 53707
Directors and Executive Officers as a
  Group..................................  17,761,922(21)    32.6%       17,506,075(21)    93.1%(21)

                                                   (Footnotes on following page)

(Footnotes for preceding page)
- ------------

    * Represents less than 1%.

    (1) Mr. Taubman owns 100 shares of Class A Common Stock. This figure also includes 9,730,886 shares of Class A Common Stock that he has, or is deemed to have, the right to acquire by converting shares of Class B Common Stock that Mr. Taubman owns as trustee of his grantor trust and also includes 3,468,630 shares of Class A Common Stock that he has the right to acquire by converting shares of Class B Common Stock owned by Taubman Investments Limited Partnership, as to which he has sole voting and dispositive control.

    (2) This figure includes 9,730,886 shares of Class B Common Stock owned by Mr. Taubman and 3,468,630 shares of Class B Common Stock owned by Taubman Investment Limited Partnership, as to which Mr. Taubman has sole voting and dispositive control. This figure excludes 792,830 shares owned by Judith Taubman, his wife. Mr. Taubman disclaims beneficial ownership of all shares of Class B Common Stock owned by Judith Taubman. Mr. Taubman and Taubman Investments Limited Partnership have pledged all of their shares of Class B Common Stock to certain banks. If the banks were to foreclose on the pledges, a change in control of the Company could take place under certain circumstances. In the opinion of Mr. Taubman, the chances of a foreclosure on the pledges are remote.

    (3) This figure includes 1,840,921 shares of Class A Common Stock that Mr. Fisher has, or is deemed to have, the right to acquire by converting shares of Class B Common Stock. See footnote 4 below. This figure also includes 57,000 shares of Class A Common Stock owned by a charitable foundation of which Mr. Fisher is a director. Mr. Fisher disclaims beneficial ownership of all shares of Class A Common Stock other than 1,830,161 shares relating to the shares of Class B Common Stock held by him as trustee of his grantor trust. See footnote 4.

    (4) This figure includes 10,760 shares of Class B Common Stock owned by various family trusts of which Mr. Fisher is a co-trustee and 1,830,161 shares of Class B Common Stock that Mr. Fisher holds as trustee of his grantor trust. This figure also includes 668,624 shares owned by Martinique Hotel, Inc., a corporation owned by Mr. Fisher's family. This figure excludes 56,519 shares of Class B Common Stock owned by various family trusts of which Mr. Fisher's wife is a co-trustee. Mr. Fisher disclaims beneficial ownership of all shares other than those held by him as trustee of his grantor trust.

    (5) This figure includes 100,000 shares of Class A Common Stock that Ms. Brooks has the right to acquire by converting shares of Class B Common Stock and 228,000 shares of Class A Common Stock that she has the right to acquire by exercising options for shares of Class B Common Stock and converting those shares.

    (6) Ms. Brooks owns 100,000 shares of Class B Common Stock. This figure also includes 228,000 shares of Class B Common Stock that Ms. Brooks has the right to acquire by exercising options.

    (7) This figure includes 200 shares of Class A Common Stock owned by a trust for Mr. Ainslie's son, of which Mr. Ainslie is a trustee, Mr. Ainslie disclaims beneficial ownership of such shares. This figure also includes 700,000 shares of Class A Common Stock that Mr. Ainslie has the right to acquire by converting shares of Class B Common Stock.

    (8) Mr. Ainslie owns 700,000 shares of Class B Common Stock.

    (9) Mr. Bousquette owns 9,000 shares of Class A Common Stock. This figure also includes 60,000 shares of Class A Common Stock that Mr. Bousquette has the right to acquire by exercising options of Class B Common Stock and converting those shares.

    (10) This figure represents 60,000 shares of Class B Common Stock that Mr. Bousquette has the right to acquire by exercising options.

    (11) This figure represents 28,000 shares of Class A Common Stock that Lord Gowrie has the right to acquire by exercising options for shares of Class B Common Stock and converting those shares.

    (12) This figure represents 28,000 shares of Class B Common Stock that Lord Gowrie has the right to acquire by exercising options.

    (13) Mr. de Pury owns 15,000 shares of Class A Common Stock. This figure also includes 77,867 shares of Class A Common Stock that Mr. de Pury has the right to acquire by exercising options for shares of Class B Common Stock and converting those shares.

                                                   (Footnotes on following page)

(Footnotes for preceding page)
    (14) This figure represents 77,867 shares of Class B Common Stock that Mr. de Pury has the right to acquire by exercising options.

    (15) This figure represents 49,600 shares of Class A Common Stock that Mr. Ruprecht has the right to acquire by exercising options for shares of Class B Common Stock and converting those shares.

    (16) This figure represents 49,600 shares of Class B Common Stock that Mr. Ruprecht has the right to acquire by exercising options.

    (17) This figure includes 75,000 shares of Class A Common Stock that Mr. Thompson has the right to acquire by converting shares of Class B Common Stock and also includes 24,500 shares of Class A Common Stock that he has the right to acquire by exercising options for Class B Common Stock and converting those shares.

    (18) Mr. Thompson owns 75,000 shares of Class B Common Stock. This figure includes 24,500 shares of Class B Common Stock that Mr.Thompson has the right to acquire by exercising options.

    (19) Mr. Wexner owns 146,900 shares of Class A Common Stock. This figure includes 393,316 shares of Class A Common Stock that he has the right to acquire by converting shares of Class B Common Stock.

    (20) This figure includes shares held in third parties' accounts over which GeoCapital Corporation has investment discretion.

    (21) See above notes.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    All directors of the Company are elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. The directors and executive officers of the Company (including certain officers of certain principal subsidiaries and divisions) are as follows:

               NAME                  AGE                  PRESENT TITLE
- ----------------------------------   ---    -----------------------------------------
A. Alfred Taubman.................   70     Chairman and Director
Max M. Fisher.....................   86     Vice Chairman and Director
Lord Camoys.......................   55     Deputy Chairman and Director
Diana D. Brooks...................   44     Director; President and Chief Executive
                                              Officer
Viscount Blakenham................   57     Director
Walter J. P. Curley...............   72     Director
The Rt. Hon. The Earl of Gowrie...   55     Director
The Marquess of Hartington........   51     Director
Simon de Pury.....................   43     Nominee for Director; Chairman, Sotheby's
                                              Europe
R. Julian de la M. Thompson.......   53     Director; Chairman, Sotheby's Asia
George Bailey.....................   41     Managing Director, Sotheby's Europe
Kevin A. Bousquette...............   37     Senior Vice President and Chief Financial
                                              Officer
William F. Ruprecht...............   39     Managing Director, Sotheby's North and
                                              South America
Henry Wyndham.....................   41     Chairman, Sotheby's (U.K.)
Mitchell Zuckerman................   49     President, Sotheby's Financial Services,
                                            Inc.

    Mr. Taubman is a private investor. Since 1983, Mr. Taubman has been the largest shareholder, Chairman and a director of the Company. He is Chairman of Taubman Centers, Inc., a company engaged in the regional retail shopping center business. Mr. Taubman is also Chairman of the Board of Woodward & Lothrop Holdings, Inc., a department store company, and a director of Woodward & Lothrop Incorporated, both of which filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in January 1994. Mr. Taubman is also a director of Live Entertainment of Canada, Inc.

    Mr. Fisher is a private investor and has been Vice Chairman of the Company since 1986 and a director of the Company since 1983. Mr. Fisher is a director of Comerica Incorporated, a bank holding company.

    Lord Camoys became a director of the Company in October 1993 and assumed the role of Deputy Chairman of the Company effective April 1, 1994. Since 1989, he has been Deputy Chairman of Barclays de Zoete Wedd Holdings Limited, the international investment banking arm of Barclays Group. Lord Camoys is a director of 3i Group plc, an investment group, and Perpetual Group plc and is Deputy Chairman of National Provident Institution.

    Ms. Brooks was appointed President and Chief Executive Officer of the Company in April 1994. From March 1993 until April 1994, Ms. Brooks served as President and Chief Executive Officer of Sotheby's, the Company's worldwide auction business. She has been Chief Executive Officer of Sotheby's, Inc. since 1990 and President of Sotheby's, Inc., responsible for North and South American operations, since 1987. Ms. Brooks joined the Company in 1980 and has been a director since 1992.

    Lord Blakenham became a director of the Company in 1987. Since 1961 he has served in various executive positions with Pearson plc, a British media company that serves worldwide information, education and entertainment markets and which has a substantial interest in the three Lazard investment banking firms. He has been Executive Chairman of Pearson plc since 1983. Lord Blakenham is a Managing Director of Lazard Brothers & Co., Limited, an investment banking firm, and the non-executive Chairman of MEPC, plc, a commercial real estate investment and development company.

    Mr. Curley has been a director of the Company since April 1993. From 1989 to March 1993, Mr. Curley served as U.S. Ambassador to France. Prior to 1989, Mr. Curley was U.S. Ambassador to Ireland, was a partner of J.H. Whitney & Co., and was a principal in his own private venture capital investment firm, W.J.P. Curley. Mr. Curley is a director of American Exploration Company, an oil and gas exploration and development company, and The France Growth Fund, a closed end investment company. He is also a member of the International Advisory Committee of Compagnie Financiere de Paribas, an international bank, Chairman of the French American Foundation and President of the Curley Land Company, a family real estate company.

    Lord Gowrie has been a director of the Company since 1985 and served as chairman of Sotheby's Europe from 1992 through 1993. From 1988 through 1991, Lord Gowrie served as chairman of Sotheby's (U.K.), which then encompassed the United Kingdom, Europe, Asia and Australia. Lord Gowrie was appointed chairman of the Arts Council, effective April 1994 and also serves as a director of the Ladbroke Group PLC, an entertainment and leisure company.

    The Marquess of Hartington became a director of the Company in September 1994. He serves as a director of a number of private companies, including the management of Chatsworth and estates in Derbyshire, Yorkshire and Sussex. Since 1989, he has been Senior Steward (Chairman) of the Jockey Club. In June 1993, he was appointed Chairman of the British Horseracing Board.

    Mr. de Pury was appointed Chairman of Sotheby's Europe in January 1994. He served as Deputy Chairman of Sotheby's Europe from 1992 through 1993. From 1988 to 1991, he served as Deputy Chairman of Sotheby's (U.K.), directly responsible for European development. Mr. de Pury joined the Company in 1975. From 1975-1979, he performed several functions within the Company, among them opening the Geneva office. Mr. de Pury rejoined the Company in 1986 as Managing Director, Sotheby's International, Inc., responsible for all continental European offices.

    Mr. Thompson has been a director of the Company since 1983 and Chairman of Sotheby's Asia since 1992. From 1988 to 1991, he was Deputy Chairman of Sotheby's (U.K.), directly responsible for development in Asia.

    Mr. Bailey was appointed Managing Director of Sotheby's Europe in January 1994. From 1992 through 1993, he served as director of business development, Sotheby's Europe. From 1987 to 1992, Mr. Bailey was the director of operations, Sotheby's (U.K.). Mr. Bailey joined Sotheby's in 1979.

    Mr. Bousquette has been Senior Vice President and Chief Financial Officer of the Company since April 1993. From 1985 to 1992, Mr. Bousquette was an executive at Kohlberg Kravis Roberts & Co., L.P., a merchant banking firm, and a limited partner of KKR Associates, L.P.

    Mr. Ruprecht was appointed Executive Vice President and Managing Director of Sotheby's, Inc. in February 1994. From 1992 to February 1995, Mr. Ruprecht served as Director of Marketing for the Company worldwide and also oversaw a number of expert departments. From 1986 to 1992, he served as director of marketing for Sotheby's, Inc. Mr. Ruprecht joined the Company in 1980.

    Mr. Wyndham became Chairman of Sotheby's (U.K.) in February 1994. Prior to joining Sotheby's, he was a partner of the St. James Art Group, an art dealing business.

    Mr. Zuckerman has been President of Sotheby's Financial Services, Inc., since 1988. From June 1986 until 1989, he served as Senior Vice President, Corporate Development of the Company. Mr. Zuckerman joined the Company in 1979.

    Based on the Company's review of the filings made by the Company's directors and executive officers under Section 16 of the Securities and Exchange Act of 1934, all transactions in and beneficial ownership of the Company's equity securities were reported in a timely manner, except that Michael Ainslie, Diana Brooks, Simon de Pury, and Julian Thompson were approximately two weeks late in making their respective Form 5 filings.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company met six times during 1994. The Board of Directors has an Audit and Compensation Committee (the "Committee"), which met six times during 1994. As of December 31, 1994, the Committee consisted of Mr. Fisher, Viscount Blakenham, Mr. Curley and The Marquess of Hartington. Each of the directors, with the exception of Mr. Thompson and Mr. Wexner attended at least 75% of the meetings of the Board and of any committees of the Board on which he or she served during the period that he or she served.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth all compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company during each of the last three years.

SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                          ANNUAL COMPENSATION                     COMPENSATION
                            -----------------------------------------------       ------------
                                                                                     SHARES
                                                                                   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL                               BONUS         OTHER ANNUAL         OPTIONS       COMPENSATION
POSITION                    YEAR     SALARY       (6)          COMPENSATION           (#)             (15)
- -------------------------   ----    --------    --------       ------------       ------------    ------------
Diana D. Brooks             1994    $500,000    $276,000(7)      $  7,200(12)        250,000          35,150
 President and Chief        1993     400,000     233,000(7)         8,640(12)        250,000          34,250
 Executive Officer          1992     280,000     255,000(7)                                           23,000
Michael L. Ainslie(1)       1994    $430,000    $      0         $  4,200(12)         75,000          23,292
 Director and Chairman      1993     430,000           0           16,800(12)                         19,708
 Sotheby's International    1992     430,000     101,000          224,325(13)                         26,500
 Realty
Kevin A. Bousquette(2)      1994    $330,000    $104,000         $  6,000(12)        150,000          20,450
 Senior Vice President      1993     239,808      70,000                                               7,500
 and Chief Financial
 Officer
Simon de Pury(3)            1994    $322,142    $160,000(8)      $ 10,597(12)         66,000          47,480
 Chairman, Sotheby's        1993     243,180     190,000(8)                          100,000          30,469
 Europe                     1992     230,106      80,000                              14,000          34,515
William F. Ruprecht(4)      1994    $225,000    $157,500(9)      $      0              8,000          17,656
 Managing Director,         1993     200,000     165,000(9)             0             62,000          17,455
 Sotheby's North and        1992     142,000     112,500(9)             0                             11,925
 South America
Henry Wyndham(5)            1994    $183,960    $137,390(10)     $ 46,400(14)         75,000           4,404
 Chairman, Sotheby's        1993                 150,000(11)            0
 (U.K.)

- ------------

 (1) Mr. Ainslie resigned as President and Chief Executive Officer of the Company effective April 1, 1994 and as an employee, effective December 31, 1994.

 (2) Mr. Bousquette joined the Company in April 1993.

 (3) Mr. de Pury served as Deputy Chairman of Sotheby's Europe in 1993. He assumed the position of Chairman of Sotheby's Europe on January 1, 1994.

 (4) Mr. Ruprecht was appointed Executive Vice President and Managing Director of Sotheby's North and South America in February 1994.

 (5) Mr. Wyndham joined the Company as Chairman, Sotheby's (U.K.), effective January 1994.

 (6) 1994 bonus amounts include cash paid in 1995 in respect of 1994 performance.

 (7) The 1994 bonus amount includes a payment of $30,000, representing the balance of a special bonus awarded to senior officers to reflect the fact that salaries had been frozen since January 1990 and a deferred bonus of $46,000 paid for services rendered in connection with the acquisition of The Pierre Matisse Gallery Corporation ("Matisse"), in 1990, and the management of Acquavella Modern Art, ("AMA"), a partnership consisting of a wholly-owned subsidiary of the Company and Acquavella Contemporary Art, Inc. The 1993 bonus amount includes a payment of $60,000 representing part of such special bonus and a deferred bonus of $23,000 paid for services rendered in connection with the acquisition of Matisse and the management of AMA. The 1992 bonus amount includes a payment of $30,000 representing part of the special bonus and also includes a deferred bonus of $75,000 paid in connection with the acquisition of Matisse and the management of AMA.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)
 (8) The 1994 bonus amount includes a payment of $60,000, representing the balance of a special bonus awarded to senior officers to reflect the fact that salaries had been frozen since January 1990. The 1993 bonus amount also includes a payment of $60,000, representing part of such special bonus award.

 (9) The 1994 bonus amount includes a payment of $37,500, representing the balance of a special bonus awarded to senior officers to reflect the fact that salaries had been frozen since January 1990. The 1993 bonus amount also includes a payment of $75,000, representing part of such special bonus award. The 1992 bonus amount includes a payment of $37,500, representing part of the special bonus.

(10) The 1994 bonus amount includes a supplemental payment of $45,990 to be paid each of the first three years of Mr. Wyndham's employment, in accordance with the terms of his employment agreement.

(11) The 1993 bonus amount is a one-time signing bonus per Mr. Wyndham's employment agreement.

(12) Car allowance.

(13) Includes car allowance and, in accordance with the terms of Mr. Ainslie's employment agreement, a payment of $207,525 in respect of stock options exercised in 1992 ($0.15 per share).

(14) Housing allowance.

(15) The amounts disclosed in this column for 1994 include:

    (a) Company contributions of the following amounts under the Retirement Savings Plan: $7,500 on behalf of Ms. Brooks, $8,958 on behalf of Mr. Ainslie, $5,850 on behalf of Mr. Bousquette and $6,481 on behalf of Mr. Ruprecht.

    (b) Company contributions of the following amounts under benefit equalization agreements: $27,650 on behalf of Ms. Brooks, $14,333 on behalf of Mr. Ainslie, $14,600 on behalf of Mr. Bousquette and $11,175 on behalf of Mr. Ruprecht.

    (c) a Company contribution under the Switzerland plan of $47,480 on behalf of Mr. de Pury.

    (d) a Company contribution under the UK pension plan of $4,404 on behalf of Mr. Wyndham.

  Stock Option Plan

    In 1987, the Company instituted the 1987 Stock Option Plan, including its U.K. Sub-Plan (the "Stock Option Plan" or "Plan"), for employees of the Company. The purposes of the Plan are to provide employees with added incentives to continue in the employ of the Company, to encourage proprietary interest in the Company through the acquisition of its stock and to attract new employees with outstanding qualifications. Options may be granted under the Plan until July 27, 1997, and the Plan expires for all purposes on July 27, 2007.

    The Audit and Compensation Committee of the Company's Board of Directors (the "Committee"), in its discretion (based on each employee's performance and expected future contribution to the Company), selects the employees eligible to participate in the Plan. Under the U.K. Sub-Plan, options may only be granted to a director or employee of the Company, or any of its subsidiaries, who is a U.K. resident, and only if the resident devotes at least 25 hours per week, in the case of a director, or 20 hours per week, in the case of an employee who is not a director, to his or her duties, subject to certain other limitations.

    The Committee, in its discretion, determines the number of options to be granted to an employee. Under the U.K. Sub-Plan, a U.K. resident may not receive options for shares under the U.K. Sub-Plan with aggregate exercise prices (converted to their pound sterling equivalent at the date of grant) exceeding the greater of B.P.100,000 or four times relevant compensation during the current or preceding year. The exercise price of an option is determined by the Committee at the date of grant, and may not be less than the fair market value of the underlying shares as of the date of grant. Only options on shares of Class B Common Stock can be granted under the Plan and Class B Common Stock can be fully converted into shares of Class A Common Stock.

    An optionee may exercise an option granted prior to October 1992 to the extent of one-third of the number of shares subject to the option in each of the fourth, fifth and sixth years of employment after the date of the grant of the option on a cumulative basis, although the Committee has the discretion to accelerate the exercise dates of options to a date, in the case of an option granted under the U.K. Sub-Plan subsequent to July 3, 1991, not earlier than the third anniversary of the date of grant and, in the case of any other option, not earlier than six months and one day after the relevant date of grant.

    Effective October 1992, the Committee approved a change in vesting for all subsequent grants, such that an optionee, except those subject to the U.K. Sub-Plan, may exercise an option to the extent of one-fifth of the number of shares subject to the option in each of the second, third, fourth, fifth and sixth years of employment after the date of the grant on a cumulative basis. Under the U.K. Sub-Plan, optionees may exercise an option to the extent of three-fifths of the number of shares subject to the option in the fourth year and one-fifth in each of the fifth and sixth years of employment after the grant date.

  Retirement Savings Plan

    The Company has a Retirement Savings Plan (the "Retirement Savings Plan") for employees of the Company and its subsidiaries in the United States. Employees are eligible to participate in the Retirement Savings Plan as of the first day of the month following completion of a 90-day waiting period commencing on the date of employment.

    The Company contributes 2% of each participant's compensation to the Retirement Savings Plan on behalf of the participant. In addition, participants may elect to save between 2% and 12% of their compensation, up to the maximum amount allowable under the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, on a pre-tax basis. Participants also may elect to make after-tax contributions, subject to certain limits. Employee pre-tax savings are matched by a Company contribution of up to an additional 3% of the participant's compensation. The total amount of contributions for each participant is subject to certain limitations under the Code, and the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    The receipt of benefits attributable to the Company's contributions (including the 2% Company contribution and matching contributions) is subject to vesting and forfeiture provisions of the plan; other amounts are fully vested at all times. The Company contributions to the Retirement Savings Plan made on behalf of the named executive officers have been included in the Summary Compensation Table.

  UK Pension Plan

    Sotheby's (U.K.) maintains a funded defined benefit pension plan for its employees who are U.K. residents.

                                 PENSION TABLE

                                                       YEARS OF SERVICE
            REMUNERATION                ----------------------------------------------
               (B.P.)                     15        20        25        30        35
- -------------------------------------   ------    ------    ------    ------    ------
40,000...............................   10,000    13,333    16,667    20,000    23,333
60,000...............................   15,000    20,000    25,000    30,000    35,000
80,000...............................   19,200    25,600    32,000    38,400    44,800

    Henry Wyndham is the only named executive officer who participates in the plan and has one credited year of service with the Company.

    Pension benefits under the plan for employees contributing 4% of salary are 1/60th of the employee's final pensionable salary for every year of service up to a maximum of 40 years. For participants contributing 2% of salary, the benefits accrue at half of the rate indicated above. Benefits are paid monthly commencing at retirement, which is at age 60, although the Company may elect to continue employment of the individual after that date, and if the Company agrees, the employee may elect to make further contributions until the age of
65. The compensation covered by the plan is the employee's pensionable earnings (subject to the limitation described below), which includes "Salary", but excludes "Bonus" and "Other Annual Compensation" disclosed in the Summary Compensation Table.

    The plan also provides for a death benefit in the amount of four times the employee's base salary at the time of death plus the refund of the employee's contributions to the plan and provides for a pension to be paid to the employee's spouse of 33 1/3%, or proportionately less if the employee has elected to contribute at the reduced rate, of the employee's base salary at the date of death.

    The above table sets forth the estimated annual benefits (in pounds sterling) payable upon retirement under the plan assuming the employee contributes at 4% of base salary. Current Inland Revenue regulations limit the pensionable salary with respect to which pension benefits may be based to a maximum of B.P.76,800.

  Switzerland Plan

    In accordance with the requirements of Swiss law, Sotheby's AG, the Company's Swiss operating subsidiary, established in 1985 a fully insured pension plan for its full-time employees whose salaries exceed 22,560 Swiss francs ("SF"). There are two elements of the plan: a savings element (the "Savings Plan") and a risk element (the "Risk Plan"). Employees are eligible to join the Savings Plan as of the January 1 following attainment of age 24 and the Risk Plan as of the January 1 following attainment of age 17.

    Under the Savings Plan, an individual retirement account is established for each participating employee. Each year, the account is credited with a percentage of the employee's adjusted salary, which is the employee's annual salary including bonuses and other allowances reduced by SF 22,560, with a minimum adjusted salary of SF 2,820. Longer serving employees were made eligible for additional Company contributions in respect of service with the Company prior to 1985 and in respect of salary in excess of SF 112,800 for which no contributions had been made prior to 1993. The percentage of adjusted salary credited to the account ranges from 7% to 30%, depending on the employees' age, sex and past service. The Company pays between 66% and 80% of this total contribution, with the remainder paid by employees. The account is also credited with interest at a rate fixed by the Federal Council.

    At retirement age, which is age 65 for men and age 62 for women, the employee's account is converted to a life annuity, with provisions for a contingent widow's pension of 60% of the retiree's benefit and immediate pensions of 20% of the retiree's benefit for certain children of the retiree. Participants may elect to receive their retirement benefits in a lump sum in lieu of the annuity.

    The Risk Plan provides disability and death benefits to employees, their widows and certain of their children. Benefits are generally a percentage of the amount credited to the employee's account, excluding interest. Benefits under the Risk Plan are funded by insurance premiums, all of which are paid by the Company.

    Mr. de Pury is the only named executive officer who participates in the plan. A total of SF 65,000 ($47,480) contributed in 1994 by the Company on behalf of Mr. de Pury is included in the Summary Compensation Table.

  Benefit Equalization Agreements

    The total annual contributions to the Company's Retirement Savings Plan are subject to certain limitations under the Code and ERISA for each participant. Officers (generally senior vice presidents and above) of the Company and its U.S. subsidiaries who are affected by such limitations may enter into agreements pursuant to which their salaries will be reduced, and the Company will maintain accounts on their behalf, in the amount of the difference between (i) the aggregate amount of contributions that would have been made to the Retirement Savings Plan in the absence of the limitations, and (ii) the aggregate amount of contributions actually made to the plan. Amounts deferred are credited with the same earnings yield credited to contributions made to the fixed income fund maintained under the Retirement Savings Plan. Benefits under these unfunded agreements are paid to a participant one year following the participant's termination of employment with the Company, unless the participant elects to defer receipt of payment. Amounts deferred by the named executives of the Company pursuant to benefit equalization agreements in 1994 have been included in the Summary Compensation Table.

                                 STOCK OPTIONS

    The following table sets forth information regarding option grants to the named executive officers in 1994:

                             OPTION GRANTS IN 1994

                                                                                           POTENTIAL REALIZABLE
                                                                                                  VALUE
                                                 INDIVIDUAL GRANTS                       AT ASSUMED ANNUAL RATES
                               ------------------------------------------------------               OF
                               NUMBER OF      PERCENT OF                                 STOCK PRICE APPRECIATION
                                 SHARES      TOTAL OPTIONS                                         FOR
                               UNDERLYING     GRANTED TO      EXERCISE                        OPTION TERM(3)
                                OPTIONS      EMPLOYEES IN     PRICE PER    EXPIRATION    ------------------------
   NAME                         GRANTED          1994           SHARE         DATE           5%           10%
- ----------------------------   ----------    -------------    ---------    ----------    ----------    ----------
Diana D. Brooks.............    250,000(1)       27.09%        $ 16.50        1/23/04    $2,594,190    $6,574,188
Simon de Pury...............     66,000(1)        7.15%        $ 16.50        1/23/04    $  684,866    $1,735,586
William F. Ruprecht.........      8,000(1)        0.87%        $ 16.50        1/23/04    $   83,014    $  210,374
Henry Wyndham...............     75,000(2)        8.13%        $ 16.50        1/23/04    $  778,257    $1,972,256

- ------------

(1) These options will vest and become exercisable to the extent of one-fifth of the number of shares subject to the option on each of the first, second, third, fourth and fifth anniversary of the date of grant.

(2) These options will vest and become exercisable to the extent of three-fifths of the number of shares subject to the option on the fourth anniversary of the date of grant and to the extent of an additional one-fifth of the number of the shares subject to the option on each of the fourth and fifth anniversaries of the date of grant.

(3) Potential realizable value is calculated based on an assumption that the fair market value of each share appreciates at the annual rates shown (5% and 10%), compounded annually, from the date of the option grant until the end of the option term (10 years). The actual value, if any, that may be realized by each individual upon the exercise of an option will depend on the closing price of the Class A Common Stock on the NYSE on the day preceding the exercise date. The appreciation rates used in the table are mandated by the rules of the Securities and Exchange Commission and do not necessarily reflect the views of management as to future stock price and should not in any manner be relied upon as such.

    The following table provides information on option exercises in 1994 by the named executive officers and year-end option values for unexercised options held by the named executive officers:

         AGGREGATED OPTION EXERCISES IN 1994 AND YEAR-END OPTION VALUES

                                  SHARES                      NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED IN-THE-
                                 ACQUIRED                      OPTIONS AT YEAR-END          MONEY OPTIONS AT YEAR-END
                                ON EXERCISE     VALUE      ----------------------------    ----------------------------
   NAME                             (#)        REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- -----------------------------   -----------    --------    -----------    -------------    -----------    -------------
Michael L. Ainslie...........        0            $0          15,000               0         $     0         $     0
Kevin A. Bousquette..........        0            $0          30,000         120,000         $     0         $     0
Diana D. Brooks..............        0            $0         118,000         460,000         $     0         $     0
Simon de Pury................        0            $0          40,000         160,000         $     0         $     0
William F. Ruprecht..........        0            $0          44,000          50,000         $17,500         $26,250
Henry Wyndham................        0            $0               0          75,000         $     0         $     0

                      REPORT OF THE COMPENSATION COMMITTEE

    The Audit and Compensation Committee (the "Committee") is responsible to the Board of Directors for overseeing and reviewing audit results, monitoring the effectiveness of internal audit functions and advising the Board with respect to compensation matters and employee benefit plans of the Company. The Committee has authority to grant options under the Company's Stock Option Plan. As of December 31, 1994, the Committee consisted of Max M. Fisher, Chairman, Viscount Blakenham,Walter J.P. Curley and The Marquess of Hartington, none of whom participates in any of the plans administered by the Committee.

PHILOSOPHY

    The Company has a long-standing philosophy of establishing compensation levels that are designed to both attract and retain executives with outstanding leadership ability and experience and be competitive in the market.

    Compensation for executive officers is comprised of three major components: salary, cash bonuses and stock option grants.

    The Committee considers the following factors in determining an executive officer's total compensation, including stock option grants: (i) Company performance, (ii) individual performance and job responsibilities, (iii) comparative analyses of compensation levels and option grant levels at companies in various markets, (iv) historical compensation levels and stock option grants at the Company and (v) recommendations of management. The comparative analysis of compensation packages and the companies selected for comparison are provided by professional compensation consultants approved by the Committee and retained by the Company for this purpose. The executive compensation comparative analysis includes companies from other comparable industries, because the Committee believes that the Company's range of competitors for executive talent is broader than the peer group that is appropriate for purposes of comparing shareholder return in the Performance Comparison Graph on page 17.

ANNUAL COMPENSATION

  Salary

    The Committee sets base salaries for executives which both reflect the job responsibilities of each individual and are consistent with base salaries paid for competitive positions in the market.

  Annual Cash Incentives

    Each of the named executives, other than Mr. Ainslie, was awarded a performance-based bonus for 1994 based on (i) the individual's performance, evaluated with respect to performance targets and personal objectives set at the beginning of the year; (ii) the Company's overall performance and the performance of the Company unit in which the individual is employed; and (iii) competitive practice.

    Effective January 1, 1995, the Company has adopted a new bonus program, for certain employees, based upon the achievement of both Company and individual objectives. Positions within the Company have been separated into salary grades, with bonus opportunities (expressed as a percentage of salary) gradually increased through the grades. Within each grade there is a range from a "standard" to a "maximum" bonus target. The bonus amount will be subject to the overall approval of the Compensation Committee with respect to all participants, and to the specific approval with regard to senior management. Targets will be set each year by senior management between the "standard" and "maximum" (100%). Targets and bonus opportunities will be communicated to employees at the beginning of each year.

    As in the past, every supervisor will conduct an employee review. However, as part of the review, the supervisor and the employee will determine future objectives against which the employee's performance will be measured. A certain percentage of an employee's bonus target will be based upon individual and departmental performance; the remaining percentage will be based on the worldwide corporate performance. If all objectives are met, the employee will receive 100% of the bonus target amount. If performance exceeds all goals, up to 125% of the target can be paid. In addition, the program allows the Committee the discretion to address exceptional performance and unusual circumstances.

LONG-TERM COMPENSATION

  Stock Options

    The purpose of the Company's Stock Option Plan is to provide employees with long-term incentives that correspond directly with the interests of the shareholders. In addition, the Plan's vesting schedules encourage key employees to continue in the employ of the Company. The Company granted stock options to approximately 25% of its employees in 1994.

    The Committee determines the stock option grants to the named executives based on each individual's current and expected future contribution to the Company, as well as competitive market practice and related factors listed above.

    In 1993 Congress enacted Section 162(m) of the Internal Revenue Code ("Section 162(m)"), effective for taxable years beginning in 1994. Section 162(m) limits to $1 million per year the amount that may be deducted by the Company for certain compensation paid to each of its Chief Executive Officer (the "CEO") and the four highest paid named executives, other than the CEO, whose compensation is reported in the Company's proxy statement, unless the compensation qualifies as "performance-based compensation" under Section 162(m). The Company believes that the Stock Option Plan currently satisfies the requirements of Section 162(m) for performance-based compensation and that any compensation realized by the CEO and the named executives upon exercise of an option under the Stock Option Plan is exempt from such deduction limit.

    The Committee will continue to review the Company's executive compensation arrangements in light of Section 162(m). However, the Committee considers it important to retain flexibility to design compensation arrangements that address a full range of performance criteria, even where compensation payable under such programs may not be fully deductible. The Committee will re-examine its policy with respect to Section 162(m) on an ongoing basis.

                                               THE AUDIT AND COMPENSATION
                                               COMMITTEE
                                                     Max M. Fisher, Chairman
                                                     Viscount Blakenham
                                                     Walter J.P. Curley
                                                     The Marquess of Hartington

                               PERFORMANCE GRAPHS

    The following graphs compare the Company's cumulative total shareholder return on its Class A Common Stock (for the five year period December 31, 1989 to December 31, 1994 and for the six year period December 31, 1988 to December 31, 1994) with the cumulative return of the Standard & Poor's 500 Stock Index ("S&P 500") and Christie's International plc ("Christie's"). The second graph is provided for historical perspective and covers the period beginning with December 31st of the year in which the Company became publicly held.

    The Company and Christie's, a publicly held company in the United Kingdom, are the two largest art auction houses in the world. The auction sales in 1994 of the next largest auction house totaled approximately 5% of the combined sales of Sotheby's and Christie's in that year. Based on the unique nature of the international art auction business and the large gap between the two largest auction houses and the next competitor, a peer group of one, Christie's, provides the most appropriate index.

    The changes shown in the graphs are based on the assumption that $100 had been invested in Sotheby's stock, S&P 500 and Christie's stock on December 31, 1989 and 1988, respectively, and that dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarter. Christie's stock trades on the London Stock Exchange in pounds sterling; the sterling amounts at each date on the graph were translated into U.S. dollars using the exchange rates prevailing at the close of business on those dates.

                       Five Year Cumulative Total Return
                  Among Sotheby's, Christie's and the S&P 500


             12/31/89   12/31/90   12/31/91   12/31/92    12/31/93  12/31/94

Sotheby's      $100        $49        $60        $64        $83        $63
Christie's     $100        $67        $61        $51        $76        $64
S&P 500        $100        $97       $126       $136       $150       $152

                         Six Year Cumulative Total Return
                  Among Sotheby's, Christie's and the S&P 500


          12/13/88   12/31/89  12/31/90  12/31/91  12/31/92  12/31/93  12/31/94

Sotheby's    $100      $245      $120      $146      $156      $203      $154
Christie's   $100      $173      $117      $106       $88      $132      $111
S&P 500      $100      $132      $128      $166      $179      $197      $200




CERTAIN EMPLOYMENT ARRANGEMENTS

    In October 1993, the Company entered into an agreement with Henry Wyndham regarding his employment as Chairman of Sotheby's (U.K.), which began on February 1, 1994. At that time, Mr. Wyndham received a bonus of B.P.100,000. Mr. Wyndham's annual salary will be up to B.P.130,000 for the first three years, and thereafter not less than B.P.130,000. In addition, for each of the first three years, Mr. Wyndham will receive a non-pensionable salary supplement of B.P.30,000 per year.

    The Company has entered into an employment agreement with Lord Camoys, pursuant to which he serves as the Company's Deputy Chairman. Under the agreement, Lord Camoys received an initial grant under the 1987 Stock Option Plan with respect to 50,000 shares. The annual rate of Lord Camoys's base salary under the agreement during 1994 was B.P.100,000, of which B.P.66,667 was paid for the portion of the year during which he was employed by the Company. Lord Camoys was not paid a bonus in 1994. He also receives an annual travel allowance of B.P.10,000. The agreement expires in 1998.

    The Company has entered into an employment agreement with Lord Gowrie, which expires at the end of 1995. Lord Gowrie is required to devote one-third of his work time to providing consulting services to the Company. His base annual salary and miscellaneous compensation is B.P.55,000. Lord Gowrie was not paid a bonus in 1994. If Lord Gowrie is employed by the Company upon the expiration of the agreement, the Company will make a one-time additional contribution to his pension fund of B.P.97,000.

CERTAIN TRANSACTIONS

  Loan Programs

    The Company has two loan programs that are available to certain U.S. employees at the President's discretion. The first is a loan guarantee program, whereby the employee borrows from a bank on a demand basis and pays an annual interest rate equal to the prime rate. All of the repayment obligations of the employee are guaranteed by the Company. Under the second program, the Company lends money to certain employees to purchase a residence under term notes bearing interest at an annual interest rate equal to the prime rate minus 1 to 2%. This program is available to employees at the Company's discretion. Both programs are terminable if an employee leaves the Company. At March 9, 1995, Mitchell Zuckerman, an executive officer, had borrowings outstanding guaranteed under the first program of $14,167 and borrowings outstanding under the second program of $179,999. At March 9, 1995, William Ruprecht, another executive officer, had borrowings outstanding under the second program of $833,472. In addition, in the United Kingdom, the Company has guaranteed a portion of a mortgage loan to Henry Wyndham, an executive officer. The amount of the Company's guarantee is $250,400.

  Purchase of Assets

    In October 1993, Sotheby's (U.K.), a subsidiary of the Company, entered into an agreement with Henry Wyndham Fine Art Ltd. ("Fine Art"), an art dealing business in which Henry Wyndham, who has since become Chairman of Sotheby's (U.K.), has a substantial equity interest. Under the agreement, Sotheby's (U.K.) agreed to purchase from Fine Art various paintings outright, as well as Fine Art's partial interest in another painting. Under the terms of the agreement, Sotheby's (U.K.) paid Fine Art B.P.150,000($225,450) as an advance for a portion of its interest in such painting in February 1994. Beginning on February 1, 1995, and until such time when Fine Art exercises its right to sell its remaining interest in such painting to Sotheby's (U.K.) for B.P.180,000($281,170), the advance bears interest. The original cost to Fine Art of its ownership-interest in such painting was approximately B.P.300,000 ($450,900). However, the fair market value of such interest is deemed by the Company to be in excess of the purchase price. The various purchase prices were determined by the Company with reference to recent sale prices of comparable property.

    For additional information concerning related party transactions, See Note N to the Consolidated Financial Statements in the Annual Report.

  Development Project

    The Company currently leases the premises at 1334 York Avenue, New York, New York (the "York Property") from an unaffiliated party under a 30-year lease expiring in 2009, which contains an option to extend the term for an additional 30 years until July 31, 2039. The lease also grants the Company a right of first refusal with respect to the sale of the York Property.

    In addition, York Avenue Development, Inc. ("York"), a wholly-owned subsidiary of Sotheby's, Inc., has the right to purchase the fee interest in the York Property by exercising certain options available through January 31, 1999 and during the months of August 1999, August 2004 and July 2009.

    Since 1983, management of the Company has evaluated various alternatives for the realization of the value of the right to purchase the fee interest in the York Property. Additionally, the Company has studied how best to satisfy its demand for additional office and auction space.

    Under an agreement with Taubman York Avenue Associates, Inc. ("Associates"), Associates will assist York in developing and financing a new, mixed-use tower (the "New Tower") over the existing four-story building on the York Property should a decision be made to proceed with such development. Sotheby's, Inc. has structured the transaction to isolate the financial exposure of the Company with respect to development of the New Tower in one subsidiary, namely, York. A. Alfred Taubman, the Company's Chairman and largest shareholder, is presently the sole shareholder of Associates. Further information regarding the Company's agreement with Associates in connection with the New Tower is set forth in Note J to the Consolidated Financial Statements in the Annual Report.

    In connection with the development of the new tower, York had outstanding, as of December 31, 1994, a demand note payable to Associates in the amount of approximately $3.6 million. Interest on the original note was prime plus 1%. During the fourth quarter of 1994, the note was renegotiated and the interest rate was retroactively reduced to prime minus 1/2%. The note was paid in full and cancelled in January 1995.

    Sotheby's, Inc. also assigned to York its rights under a certain project services agreement dated November 8, 1985 (the "Project Services Agreement"), entered into between Sotheby's, Inc. and The Taubman Company ("TTC"), which is an affiliate of A. Alfred Taubman. York assumed all obligations of Sotheby's, Inc. under the Project Services Agreement. Under the Project Services Agreement, TTC agreed to develop the New Tower on behalf of Sotheby's, Inc. and to provide consultation and advice to Sotheby's, Inc. in connection with the development of the New Tower, should a decision be made to proceed with the development.

COMPENSATION OF DIRECTORS

    Each director of the Company who is not an executive officer of the Company receives an annual retainer fee of $15,000, plus a fee of $1,000 for each Board meeting attended by such director, and a fee of $500 for each committee meeting ($1,000 for the chairman of the committee) attended by such director, in addition to reimbursement of expenses.

                              INDEPENDENT AUDITORS

    Deloitte & Touche LLP, or its predecessor, Deloitte, Haskins & Sells, have been the independent auditors for the Company since 1983. The Board of Directors has selected Deloitte & Touche LLP as the independent auditors for 1995, subject to shareholder ratification. The affirmative vote of a majority of the votes cast at the Meeting will be necessary to approve the resolution.

    The Company expects that representatives of Deloitte & Touche LLP will be present at the Meeting and will be afforded an opportunity to make a statement if they desire to do so. The Company also expects such representatives of Deloitte & Touche LLP to be available at that time to respond to appropriate questions addressed to the officer presiding at the Meeting.

                         PROPOSALS OF SECURITY HOLDERS

    Any shareholder proposal intended to be presented for consideration at the annual meeting to be held in 1996 must be received by the Company at 500 N. Woodward Avenue, Suite 100, Bloomfield Hills, Michigan 48303 by the close of business on January 4, 1996. If the date of such meeting is changed by more than 30 days from the date such meeting is scheduled to be held, the proposal must be received by the Company at a reasonable time before the solicitation of proxies for such meeting is made. Proposals should be sent to the attention of the Secretary. A person may submit only one proposal for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof (which in the aggregate may not exceed 500 words in length) from its proxy statement and form of proxy.

                          COSTS OF PROXY SOLICITATION

    The cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and to obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

May 9, 1995

                              SOTHEBY'S HOLDINGS, INC.
                         CLASS A LIMITED VOTING COMMON STOCK

                                        PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                  THE ANNUAL MEETING OF SHAREHOLDERS - JUNE 15, 1995

                  The undersigned hereby appoints each of A. ALFRED TAUBMAN and DIANA D. BROOKS, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Sotheby's Holdings, Inc., on Thursday, June 15, 1995, and at any adjournment thereof, and to vote at such meeting the shares of Class A Limited Voting Common Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournment thereof.

                  If at least one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, said Proxy or Proxies, as the case may be, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.


             (Continued and to be SIGNED and dated on the reverse side.)

The Board of Directors recommends a vote FOR Proposals 1 and 2. If no direction is given, the shares will be voted for Proposals 1 and 2. Such shares will be voted in the proxies' discretion upon such other business as may properly come before the meeting.


1. ELECTION OF DIRECTORS

FOR all Nominees                         WITHHOLD
listed (except as                       AUTHORITY
marked to the                         to vote for all
contrary to the right)                   Nominees

      / /                                  / /


Election by holders of Class A Limited Voting Common Stock of A.
Alfred Taubman, Max M. Fisher and Walter J.P. Curley as directors.

To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

- ----------------------------------------------------------------------------

2. The ratification of the
appointment of Deloitte &
Touche LLP as independent
auditors for 1995.

FOR    AGAINST     ABSTAIN

 / /      / /         / /

                                      Please sign exactly as name appears
                                      hereon. When shares are held by joint
                                      tenants, both should sign. When
                                      signing as attorney, executor,
                                      administrator, trustee, or guardian,
                                      please give full title as such. If a
                                      corporation, please sign full
                                      corporate name by President or other
                                      authorized officer. If a partnership,
                                      please sign in partnership name by
                                      authorized person.

                                      --------------------------------------
                                        Signature

                                      --------------------------------------
                                        Signature if held jointly

                                       Dated:                       , 1995
                                              --------------------

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Dear Shareholder(s) of Sotheby's Holdings, Inc.:

Enclosed you will find material regarding the Company's 1995 Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is important to us. We look forward to hearing from you.

                         SOTHEBY'S HOLDINGS, INC.
                            CLASS B COMMON STOCK

                                   PROXY

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
           THE ANNUAL MEETING OF SHAREHOLDERS - JUNE 15, 1995

        The undersigned hereby appoints each of A. ALFRED TAUBMAN and DIANA
D. BROOKS, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Sotheby's Holdings, Inc., on Thursday, June 15, 1995, and at any adjournment thereof, and to vote at such meeting the shares of Class B Common Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournment thereof.

        If at least one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, said Proxy or Proxies, as the case may be, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.


        (Continued and to be SIGNED and dated on the reverse side.)

The Board of Directors recommends a vote FOR Proposals 1 and 2. If no direction is given, the shares will be voted for Proposals 1 and 2. Such shares will be voted in the proxies' discretion upon such other business as may properly come before the meeting.

1. ELECTION OF DIRECTORS

FOR all Nominees listed         WITHHOLD AUTHORITY to vote
(except as marked to the        for all Nominees
contrary to the right)

          / /                            / /


Election by holders of Class B Common Stock of Lord Camoys, Diana D. Brooks, Viscount Blakenham, The Rt. Hon. The Earl of Gowrie, The Marquess of Hartington, Simon de Pury and R. Julian de la M. Thompson as directors.

To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

- ----------------------------------------------------------------------------

2. The ratification of the
appointment of Deloitte &
Touche LLP as independent
auditors for 1995.

FOR    AGAINST     ABSTAIN

 / /      / /         / /

                                      Please sign exactly as name appears
                                      hereon. When shares are held by joint
                                      tenants, both should sign. When
                                      signing as attorney, executor,
                                      administrator, trustee, or guardian,
                                      please give full title as such. If a
                                      corporation, please sign full
                                      corporate name by President or other
                                      authorized officer. If a partnership,
                                      please sign in partnership name by
                                      authorized person.

                                      --------------------------------------
                                        Signature

                                      --------------------------------------
                                        Signature if held jointly

                                       Dated:                       , 1995
                                              --------------------

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.